Exhibit 31.4

CERTIFICATION

I, Roger Sexton, certify that:

1.	I have reviewed this report on Form 10-K of Elephant & Castle Group, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/ Roger Sexton
Chief Financial Officer
(principal financial and accounting
officer)